                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )
================================================================================

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

[ ] Preliminary Proxy Statement

[ ] Confidential For Use of the
    Commission Only (as permitted by
    Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Soliciting Material Pursuant to Rule 14as-12


                              NOVOSTE CORPORATION
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

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(2) Form, Schedule or Registration Statement No.:

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(3) Filing Party:

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(4) Date Filed:

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

[LOGO] Novoste/TM/

                                                            Novoste Corporation
                                                  3890 Steve Reynolds Boulevard
                                                        Norcross, Georgia 30093
                                                                 (770) 717-0904

Dear Novoste Shareholder:

On Wednesday, June 12, 2002, Novoste Corporation will hold its 2002 Annual Meeting of Shareholders at the Atlanta Marriott Gwinnett Place, 1775 Pleasant Hill Road, in Duluth, Georgia. The meeting will begin at 8:30 a.m.

Only holders of common stock as of the close of business on April 22, 2002 can vote at this meeting or any adjournments that may take place. At the meeting we will consider:

1. Election of three (3) Class III directors to serve until the 2005 Annual Meeting of Shareholders;

2. Approval of an amendment (the "Stock Plan Amendment") to the Novoste Corporation 2001 Stock Plan (the "Stock Plan") to increase the number of shares of Common Stock reserved for issuance thereunder by 500,000 shares to 1,750,000 shares;

3. Ratification of the reappointment of Ernst & Young LLP as our independent auditors for fiscal year 2002; and

4. Any other business properly presented at the meeting.

At the meeting we will also report on Novoste's 2001 business results and other matters of interest to shareholders.

Your Board of Directors recommends that you vote in favor of proposals 1 through 3 above as further outlined in this proxy statement. This proxy statement also provides information relating to our Board and its committees, discusses our compensation practices and philosophy, and describes the Audit Committee's recommendation to the Board regarding our 2001 financial statements. We encourage you to read these materials carefully.

Whether or not you expect to attend the meeting, we urge you to vote promptly.

The approximate date of mailing for this proxy statement and card as well as a copy of Novoste's 2001 Annual Report, including its Annual Report on Form 10-K for the year ended December 31, 2001, as amended, is April 30, 2002. For further information about Novoste, please visit our web site at www.novoste.com.

                                          By Order of the Board of Directors,

                                          /s/ Daniel G. Hall
                                          Daniel G. Hall
                                          Corporate Secretary
April 26, 2002

                               TABLE OF CONTENTS

Questions And Answers.............................................................  1
Proposals On Which You May Vote...................................................  4
   Election Of Directors..........................................................  4
   Approval Of The Stock Plan Amendment...........................................  4
   Ratification Of The Reappointment Of Ernst & Young LLP As Independent Auditors
     For The Fiscal Year 2001.....................................................  9
Nominees For The Board Of Directors............................................... 10
Information Relating To The Board Of Directors And Its Committees................. 12
Compensation Of Directors......................................................... 12
Security Ownership Of Management.................................................. 13
Stock Performance Graph........................................................... 14
Audit Committee Report............................................................ 15
Executive Compensation: Report Of Stock Option And Compensation Committee......... 16
Executive Compensation............................................................ 19
   Summary Compensation Table..................................................... 19
   Option Grants In 2001.......................................................... 20
   Aggregated Option Exercises In 2001 And Option Values At December 31, 2001..... 20
   Executive Termination Agreements............................................... 21
   Severance Agreement With Chief Executive Officer............................... 21
Section 16 Proxy Statement Disclosure............................................. 21

                             QUESTIONS AND ANSWERS

1.   Q: Who is entitled to vote?

    A: Shareholders as of the close of business on the record date, April 22, 2002, are entitled to vote at the Annual Meeting.

2. Q: What may I vote on?

    A: At the meeting we will consider the following proposals:

       (1)  The election of three directors;

       (2) The approval of the amendment of the Novoste Corporation 2001 Stock Plan, increasing the number of shares of Common Stock reserved for issuance of grants under the Plan by 500,000 shares.

       (3) Ratification of the reappointment of Ernst & Young LLP as Novoste's independent auditors for fiscal year 2002.

           Each of these matters is discussed in further detail in the "Proposals On Which You May Vote" section of this proxy statement.

3. Q: How does the Board recommend I vote on the proposals?

    A: The Board recommends you vote FOR each of the proposals listed in Question 2 above.

4. Q: How do I cast my vote?

    A: There are four different ways you may cast your vote this year. You may vote by:

       (1) marking, signing, dating, and mailing each proxy card or vote instruction card and returning it in the envelope provided. If you return your signed proxy or vote instruction card, but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the first four proposals; or

       (2) telephone, using the toll-free number listed on each vote instruction card (if your shares are held by a bank or broker);

       (3) the Internet, at the address provided on each vote instruction card (if your shares are held by a bank or broker); or

       (4) attending the meeting (if your shares are registered directly in your name on Novoste's books and not held through a broker, bank or other nominee).

           If you are the registered shareholder (that is, if you hold a paper certificate instead of holding shares electronically in your brokerage account), you cannot vote by telephone or electronically through the Internet because we have not instituted any mechanism for telephone or electronic voting.

           If your shares are held in "street name" (that is, they are held in the name of a broker, bank or other nominee), you will receive instructions with your materials that you must follow in order to have your shares voted. Please check your voting instruction card to determine whether you will be able to vote by telephone or electronically.

5. Q: How do I revoke or change my vote?

    A: To revoke or change your vote:

       (1) notify Novoste's Corporate Secretary in writing at any time before the meeting;

       (2) submit a later dated proxy by mail or if your shares are held in "street name," by mail, telephone, or via the Internet; or

       (3) vote in person at the meeting (if your shares are registered directly in your name on Novoste's books and not held through a broker, bank, or other nominee).

           The latest dated, properly completed proxy that you submit will count as your vote. If a vote has been recorded for your shares and you submit a proxy card that is not properly signed or dated, the previously recorded vote will stand.

 6. Q: What shares are included on the proxy or vote instruction card(s)?

    A: The shares on your proxy or vote instruction card(s) represent those shares registered directly in your name.

 7. Q: What does it mean if I get more than one proxy or vote instruction?

    A: If your shares are registered differently and are in more than one account, you will receive more than one card. Please complete and return all of the proxy or vote instruction cards you receive (or, if you hold your shares in street name, vote by telephone or the Internet) to ensure that all of your shares are voted.

 8. Q: How many shares can vote?

    A: As of the April 22, 2002 record date, 16,315,676 shares of Novoste
       Common Stock were issued and outstanding. Every shareholder of Common Stock is entitled to one vote for each share held as of the record date.

 9. Q: What is a "quorum"?

    A: A "quorum" is a majority of the outstanding shares at the close of business on the record date. The shares may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be held. If you submit a timely, properly executed proxy or vote instruction card, then you will be considered part of the quorum, even if you abstain from voting. If a quorum is present, the plurality vote of the total votes cast by the holders of Common Stock is required to elect the three (3) Class III Directors. The approval of the amendment to the Novoste Corporation 2001 Stock Plan, increasing the number of shares of Common Stock available for issuance of grants under the Plan and ratification of the reappointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 2002 will require the affirmative vote of a majority of the total votes cast on the proposal.

       Abstentions: Abstentions are not counted in the tally of votes FOR or AGAINST a proposal. A WITHHELD vote is the same as an abstention. Abstentions and withheld votes are counted as shares present for quorum purposes.

       Broker Non-Votes: Broker non-votes occur when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the shareholder, and (2) the broker lacks the authority to vote the shares at his/her discretion. Broker non-votes are counted as shares present for quorum purposes, but do not count as votes for or against a proposal.

10. Q: How will voting on any other business be conducted?

    A: Although we do not know of any business to be considered at the 2002
       Annual Meeting other than the proposals described in this proxy statement, if any other business is presented at the Annual Meeting, your signed proxy or vote instruction card, or your authenticated Internet or telephone proxy gives authority to Thomas D. Weldon, Novoste's Chairman, Chief Executive Officer and President, to vote on such matters at his discretion.

11. Q: Does any shareholder own more than 5% of Novoste's Common Stock?

    A: As of December 31, 2001, these shareholders have reported the following ownership of Novoste's Common Stock:

       ------------------------------------------------------------------

                                                           Percent of
       Shareholder Name and Address           Shares   Outstanding Shares
       ------------------------------------------------------------------
       Liberty Wanger Asset Management, L.P.
       227 West Monroe Street, Suite 3000
       Chicago, IL 60606-5016                2,318,600       14.26%
       ------------------------------------------------------------------
       Lord Abbett & Co.
       90 Hudson Street
       Jersey City, NJ 07302                 1,450,866        8.92%
       ------------------------------------------------------------------
       MFS Investment Management
       500 Boylston Street
       Boston, MA 02116-3741                 1,230,050        7.56%
       ------------------------------------------------------------------

       JP Morgan Investment Mgmt., Inc.
       522 Fifth Avenue
       New York, NY                            860,387        5.29%

12. Q: When are the shareholder proposals for the 2003 Annual Meeting due?

    A: All shareholder proposals to be considered for inclusion in next year's proxy statement must be submitted in writing to Daniel G. Hall, Corporate Secretary, Novoste Corporation, 3890 Steve Reynolds Boulevard, Norcross, Georgia 30093 by December 31, 2002. Any such proposal received after this date will be considered untimely and may be excluded from the proxy materials.

       The deadline for submission of shareholder proposals to be presented at the 2003 annual meeting, but which will not be included in the proxy materials relating to such meeting, is March 15, 2003. Any such proposal received after this date will be considered untimely and the persons named in the proxy for such meeting may exercise their discretionary voting power with respect to such proposal.

13. Q: How may this proxy be solicited and who is bearing the cost of this proxy solicitation?

    A: Proxies may be solicited on behalf of the Board by mail, telephone and telecopy or in person and the Company will pay the solicitation costs, which include the cost of printing and the distribution of proxy materials and the solicitation of votes. Directors, officers and regular employees of the Company may solicit proxies by such methods without additional compensation. We also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

                        PROPOSALS ON WHICH YOU MAY VOTE

1. ELECTION OF DIRECTORS

   Under our Amended and Restated Articles of Incorporation, the Board of Directors is divided into three classes of directors (Classes I, II and III), each of which has a three-year term. The Class III Directors have a term that expires at this Annual Meeting, the Class I Directors have a term expiring at the 2003 Annual Meeting of the Shareholders, and the Class II Directors have a term expiring at the 2004 Annual Meeting of Shareholders. At each Annual Meeting of Shareholders, the successors to directors of the class whose term then expires are elected to serve for a three-year term.

   The Amended and Restated Articles of Incorporation provide that the number of directors will be fixed from time to time exclusively by the Board of Directors, but shall consist of not more than 12 nor less than 6 directors with no class of directors consisting of more than 4 nor less than 2 directors. A vacancy on the Board may be filled by vote of a majority of the Board of Directors then in office and shall serve until the next Annual Meeting of Shareholders.

   Each of Class I and Class III of Directors currently consists of three Directors and Class II consists of two Directors.

   The three nominees for election this year, Norman R. Weldon, Ph.D., Thomas
   D. Weldon and Charles E. Larsen, currently serve on the Board. All three nominees have served as Directors of the Company since the Company's capitalization in May, 1992. Detailed information on each nominee is provided on page 10 and additional information regarding the Board of Directors is provided on pages 10 through 12. In the event any nominee should become unavailable for election for any presently unforeseen reason, it is intended that the proxies will be voted for such substitute nominee as may be designated by the present Board of Directors.

   If a quorum is present, a plurality vote of the total votes cast by the holders of Common Stock is required to elect the three (3) Class III Directors.

   Your Board of Directors unanimously recommends a vote FOR each of these directors.

2. APPROVAL OF AMENDMENT TO THE NOVOSTE CORPORATION 2001 STOCK PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED UNDER THE PLAN

   General

   On June 12, 2001, the shareholders approved the 2001 Stock Plan (the "Stock Plan"). The Stock Plan provides for the grant of stock options and other stock-based awards to employees, officers, consultants, independent contractors and Directors providing services to Novoste and its subsidiaries as determined by the Board of Directors or by a committee of Directors designated by the Board of Directors to administer the Stock Plan. Currently, there are 2,945,346 options outstanding under the Amended and Restated Stock Option Plan and Non-Employee Director Stock Option Plan and the Stock Plan with a weighted average exercise price of $19.3742 per share. No further grants may be made under either the Amended and Restated Stock Option or the Non-Employee Director Stock Option since the former Plan expired, by its terms, on May 26, 2002, and the latter expired, by its terms on December 31, 2001. As of the record date, there were only 6,025 shares of Common Stock reserved for future issuances under the Stock Plan.

   On February 12, 2002, the Board of Directors approved the 2002 Broad Based Stock Plan (the "Broad Based Plan") which provided for the grant of stock options and other stock based awards to employees, officers, consultants, independent contractors and Directors providing services to Novoste and its subsidiaries as determined by the Board of Directors or by a committee of Directors designated by the Board of Directors to administer the Broad Based Plan. The Broad Based Plan does not require shareholders approval so long as it meets Nasdaq requirements that (1) greater than half of the employees of the Company are eligible to participate, and (2) no more than one-half of the shares underlying grants from the Plan may be issued to persons who are not officers and directors. The Board of Directors when approving the Broad Based Plan authorized the reservation of 200,000 shares of Common Stock for grants from the Plan. Currently, 18,900 options have been granted under the Broad Based Plan, all to persons who are not officers or directors of the Company. Since there was no shareholder approval of the Broad Based Plan, any awards issued under the Plan will not be considered "qualified performance-based compensation" within the meaning of Section 162 (m) of the Internal Revenue Code. Accordingly, the Company will not be allowed a deduction under Section 162 (m) with respect to such awards.

   The Company is implementing a stock option surrender program for eight executive officers whereby the executive officers agreeing to participate will surrender all of their currently outstanding stock options priced above $20.00 per share. The options so surrendered will be irrevocably cancelled and all executives participating in the program will acknowledge that they will not be eligible to receive additional options from the Company for a period of six months and one day after the effective date of the surrender of the options. If all of the eligible executives were to participate fully in the option surrender program, as to which we can make no assurance, 326,250 options will be surrendered and cancelled. It is anticipated that the program will be completed by May 15, 2002.

   Proposed Amendment

   The amendment proposed to the Stock Plan is an increase in the number of shares of Common Stock of the Company reserved for issuance of awards under the Stock Plan by 500,000 shares to a total of 1,750,000 shares. A copy of the Stock Plan is attached to this Proxy Statement as Exhibit A.

   Explanation of Amendment

   Presently, the Stock Plan provides for a total of 1,250,00 shares of Common Stock to be issued as grants under the Plan. Currently grants of 1,243,975 shares have been made under the Stock Plan at an average grant price of $8.1163. The closing sale price of Novoste's Common Stock on April 23, 2002 was $7.50 per share.

   To ensure that the number of shares reserved under the Stock Plan is adequate to attract, hire and retain executive management and other essential and qualified personnel, the Board believes it is necessary that additional shares of Common Stock be reserved for issuance of grants under the Stock Plan. The Board believes that an additional 500,000 shares of Common Stock should be sufficient for this purpose for approximately one year.

   Summary of the Stock Plan

  . Purpose. The purpose of the Stock Plan is to promote the interests of Novoste and its shareholders by aiding Novoste in attracting and retaining employees, officers, consultants, independent contractors and non-employee Directors capable of contributing to the future success of Novoste, to offer such persons incentives to put forth maximum efforts for the success of Novoste's business and to afford such persons an opportunity to acquire a proprietary interest in Novoste.

  . Administration. The Stock Option and Compensation Committee (the "Compensation Committee) has been designated by the Board of Directors to administer the Stock Plan. The Compensation Committee will have full power and authority to determine when and to whom awards will be granted and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the Stock Plan. Subject to the provisions of the Stock Plan, the Compensation Committee may amend or waive the terms and conditions of an outstanding award. The Compensation Committee will have full authority to interpret the Stock Plan and establish rules and regulations for the administration of the Stock Plan. The Compensation Committee may delegate to one or more Directors or a committee of Directors, or the Board of Directors may exercise, the Compensation Committee's powers and duties under the Stock Plan.

  . Eligibility. Any employee, officer, consultant, independent contractor or Director providing services to Novoste and its subsidiaries will be eligible to be selected by the Compensation Committee to receive awards under the Stock Plan. As of December 31, 2001, there were approximately 315 persons who were eligible as a class to be selected by the Compensation Committee to receive awards under the Stock Plan.

  . Number of Shares. The Stock Plan currently provides for the issuance of up to 1,250,000 shares of Common Stock, subject to adjustment in the event of a stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, issuance of warrants or other rights to purchase shares of Common Stock or other securities of Novoste to all holders of Common Stock pro rata whether as a dividend or otherwise or other similar changes in the corporate structure or stock of Novoste. Shares of Common Stock subject to awards under the Stock Plan, which are not used or are forfeited because the terms and conditions of the awards are not met, or because the award terminates without delivery of any shares, may again be used for awards under the Stock Plan. Shares of Common Stock used by a participant as full or partial payment to Novoste of the purchase price relating to an award, or in connection with the satisfaction of tax obligations relating to an award, will also be available for awards under the Stock Plan. The shares of Common Stock issued under the Stock Plan may be authorized but unissued shares or shares acquired on the open market or otherwise.

  . No participant may be granted stock options and any other award, the value of which is based solely on an increase in the price of the Common Stock, of more than 400,000 shares in the aggregate in any calendar year.

  . Types of Awards and Certain Terms and Conditions. The types of awards that may be granted under the Stock Plan are stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, other stock grants, other stock-based awards and any combination thereof. A maximum of 10% of the shares authorized under the Stock Plan may be available for awards other than options. The Stock Plan provides that all awards are to be evidenced by written agreements containing the terms and conditions of the awards. The Compensation Committee may not amend or discontinue any outstanding award without the consent of the holder of the award if such action would adversely affect the rights of the holder. Except as provided by the Stock Plan, awards will not be transferable other than through a gift or domestic relations order or by will or by the laws of descent and distribution or in the case of any award that is not an incentive stock option, to family members (as defined in the Stock Option Agreement). During the lifetime of a participant, an award may be exercised only by the participant to whom such award is granted or a permitted assignee. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by law. Generally, the consideration to be received by Novoste for the grant of awards under the Stock Plan will be the participant's past, present or expected future contributions to Novoste.

  .   Stock Options.  Incentive stock options meeting the requirements of
      Section 422 of the Internal Revenue Code ("Incentive Stock Options") and non-qualified options may be granted under the Stock Plan. The Compensation Committee will determine the exercise price of any option granted under the Stock Plan, provided however that the exercise price of Stock Options will be the fair market value of the Common Shares on the date of grant. Stock options will be exercisable at such times as the Compensation Committee determines. Stock options may be exercised in whole or in part by payment in full of the exercise price in cash or such other form of consideration as the Compensation Committee may specify, including (with or limited exception) delivery of shares of Common Stock having a fair market value on the date of exercise equal to the exercise price. The Compensation Committee may grant reload options when a participant pays the exercise price or tax withholding upon exercise of an option by using shares of Common Stock. The reload option would be for that number of shares surrendered or withheld.

  . Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights exercisable at such times and subject to such conditions or restrictions as the Compensation Committee may determine. Upon exercise of a stock appreciation right by a holder, the holder is entitled to receive the excess of the fair market value of one share of Common Stock on the date of exercise over the fair market value of one share of Common Stock on the date of grant. The payment may be made in cash or shares of Common Stock, or other form of payment, as determined by the Compensation Committee.

  . Restricted Stock and Restricted Stock Units. The Compensation Committee may grant shares of restricted stock and restricted stock units subject to such restrictions and terms and conditions as the Compensation Committee may impose. Shares of restricted stock granted under the Stock Plan will be evidenced by stock certificates, which will be held by Novoste, and the Compensation Committee may, in its discretion, grant voting and dividend rights with respect to such shares. No shares of stock will be issued at the time of award of restricted stock units. A restricted stock unit will have a value equal to the fair market value of one share of Common Stock and may include, if so determined by the Compensation Committee, the value of any dividends or other rights or property received by shareholders after the date of grant of the restricted stock unit. The Compensation Committee has the right to waive any vesting requirements or to accelerate the vesting of restricted stock or restricted stock units.

  . Performance Awards. A performance award will entitle the holder to receive payments upon the achievement of specified performance goals. The Compensation Committee will determine the terms and conditions of a performance award, including the performance goals to be achieved during the performance period, the length of the performance period and the amount and form of payment of the performance award. A performance award may be denominated or payable in cash, shares of stock or other securities, or other awards or property.

  . Other Stock Grants. The Compensation Committee may otherwise grant shares of Common Stock as are deemed by the Compensation Committee to be consistent with the purpose of the Stock Plan. The Compensation Committee will determine the terms and conditions of such other stock grant.

  . Other Stock-Based Awards. The Compensation Committee may grant other awards denominated or payable in, valued by reference to, or otherwise based on or related to shares of Common Stock as are deemed by the Compensation Committee to be consistent with the purpose of the Stock Plan. The Compensation Committee will determine the terms and conditions of such other stock-based award, including the consideration to be paid for shares of Common Stock or other securities delivered pursuant to a purchase right granted under such award. The value of such consideration shall be the fair market value of such shares or other securities as of the date such purchase right is granted.

  . Duration, Termination and Amendment. Unless earlier discontinued or terminated by the Board of Directors, no awards may be granted under the Stock Plan after April 11, 2011. The Stock Plan permits the Compensation Committee to amend, alter, suspend, discontinue or terminate the Stock Plan at any time, except that prior shareholder approval will be required for any amendment to the Stock Plan that (1) requires shareholder approval under the rules or regulations of the Nasdaq Stock Market/sm/ or any securities exchange that are applicable to Novoste, (2) that would cause Novoste to be unable, under the Internal Revenue Code, to grant Incentive Stock Options under the Stock Plan, (3) decreases the grant or exercise price of any Option to less than the Fair Market Value on the date of the grant or (4) increases the total number of shares of Common Stock that may be issued under the Plan.

   Federal Tax Consequences

   The following is a summary of the principal federal income tax consequences generally applicable to awards under the Stock Plan.

  . Stock Options and Stock Appreciation Rights. The grant of an option or stock appreciation right is not expected to result in any taxable income for the recipient. The holder of an Incentive Stock Option generally will have no taxable income upon exercising the Incentive Stock Option (except that a liability may arise pursuant to the alternative minimum tax or a payroll tax), and Novoste will not be entitled to a tax deduction when an Incentive Stock Option is exercised, but may incur a payroll tax liability. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price, and Novoste will be entitled at that time to a tax deduction for the same amount. Upon exercising a stock appreciation right, the amount of any cash received and the fair market value on the exercise date of any shares of Common Stock received are taxable to the recipient as ordinary income and deductible by Novoste. The tax consequence to an optionee upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an Incentive Stock Option or by exercising a non-qualified stock option or stock appreciation right. Generally, there will be no tax consequence to Novoste in connection with disposition of shares acquired under an option, except that Novoste may be entitled to a tax deduction in the case of a disposition of shares acquired under an Incentive Stock Option before the applicable Incentive Stock Option holding periods set forth in the Internal Revenue Code have been satisfied.

  . Other Awards. With respect to other awards granted under the Stock Plan that are payable either in cash or shares of Common Stock that are either transferable or not subject to substantial risk of forfeiture, the holder of such an award must recognize ordinary income equal to the excess of
      (a) the cash or the fair market value of the shares of Common Stock received (determined as of the date of such receipt) over (b) the amount (if any) paid for such shares of Common Stock by the holder of the award, and Novoste will be entitled at that time to a deduction for the same amount if and to the extent that amount satisfies general rules concerning deductibility of compensation. With respect to an award that is payable in shares of Common Stock that are restricted as to transferability and subject to substantial risk of forfeiture, unless a special election is made pursuant to the Internal Revenue Code, the holder of the award must recognize ordinary income equal to the excess of
      (i) the fair market value of the shares of Common Stock received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over
      (ii) the amount (if any) paid for such shares of Common Stock by the holder, and Novoste will be entitled at that time to a tax deduction for the same amount, if and to the extent that amount is deductible.

  . Satisfaction of Tax Obligations. Under the Stock Plan, the Compensation Committee may permit participants receiving or exercising awards, subject to the discretion of the Compensation Committee and upon such terms and conditions as it may impose, to surrender shares of Common Stock (either shares received upon the receipt or exercise of the award or shares previously owned by the participant) to Novoste to satisfy federal and state tax obligations. In addition, the Compensation Committee may grant, subject to its discretion, a cash bonus to a participant in order to provide funds to pay all or a portion of federal and state taxes due as a result of the exercise or receipt of (or lapse of restrictions relating to) an award. The amount of any such bonus will be taxable to the participant as ordinary income, and Novoste will have a corresponding deduction equal to such amount (subject to the usual rules concerning reasonable compensation).

  . Section 162(m) Requirements. The Stock Plan has been designed to meet the requirements of Section 162(m) of the Internal Revenue Code regarding the deductibility of executive compensation.

   The affirmative vote of a majority of the total votes cast on the proposal will be required for approval of the amendment of the Stock Plan.

   Your Board of Directors unanimously recommends a vote FOR the approval of the Amendment of the Novoste Corporation 2001 Stock Plan increasing the number of shares of Common Stock reserved for issuance of grants under the Stock Plan by 500,000 shares to a total of 1,750,000 shares.

3. RATIFICATION OF THE REAPPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR 2002

   The Audit Committee has recommended, and the Board has approved, the reappointment of Ernst & Young LLP as our independent auditors for the fiscal year 2002 subject to your approval. Ernst & Young has served as our independent auditors since 1992. They have unrestricted access to the Audit Committee to discuss audit findings and other financial matters. Representatives of Ernst & Young will attend the Annual Meeting to answer appropriate questions. They also may make a statement. The work performed by Ernst & Young during 2001 and the related fees are set forth below.

   a.  Audit Fees

   Ernst & Young provided audit services to Novoste consisting of the annual audit of Novoste's 2001 consolidated financial statements and reviews of the financial statements in the 2001 Forms 10-Q. The fees paid to Ernst & Young for these services were $249,000.

   b.  Financial Information System Design and Implementation Fees

   Ernst & Young did not perform any financial information system design or implementation work for Novoste during 2001.

   c.  All Other Fees

   Ernst & Young provided various audit-related services to the Company, including consultation on accounting and reporting matters, audits of separate financial statements of subsidiaries and affiliates and employee benefit plans and procedures performed in connection with certain filings with the SEC. Ernst & Young also provided non-audit-related services, primarily consultation on tax-related matters. Fees for these services performed during 2001 are as follows:

                      Audit-Related Services     $ 42,000
                      Non-Audit Related Services $144,000
                                                 --------
                                                 $186,000
                                                 ========

   The affirmative vote of a majority of the total votes cast on the proposal will be required for the ratification and reappointment of Ernst & Young LLP as independent auditors.

   The Board of Directors unanimously recommends a vote FOR the approval of Ernst & Young's appointment as independent auditors for the fiscal year 2002.

                      NOMINEES FOR THE BOARD OF DIRECTORS

                                   CLASS III
                DIRECTORS NOMINATED FOR TERMS EXPIRING IN 2005

              Norman R. Weldon, Ph.D.         Director since 1992

   Norman R. Weldon, Ph.D. Dr. Weldon, age 67, co-founded the Company and was Chairman of the Board from our capitalization in May 1992 until May 1998. Dr. Weldon is Treasurer and Managing Director of Partisan Management Group, a venture capital fund he co-founded in 1993. From 1986 until May 1996, Dr. Weldon served as President and Chief Executive Officer and as a Director of Corvita Corporation, a medical device company Dr. Weldon co-founded in 1986. In July 1996 Pfizer Inc. consummated its acquisition of Corvita. From 1979 to 1987, Dr. Weldon served as President and Chief Executive Officer of Cordis Corporation. From 1964 to 1979, Dr. Weldon served CTS Corporation in various capacities, including as its President and Chief Executive Officer beginning in 1976. Dr. Weldon received, from Purdue University, a Ph.D. in Economics, an M.S. in Industrial Management and a B.S. in Biochemistry. Dr. Weldon is the father of Mr. Thomas D. Weldon, Chairman of the Board and Chief Executive Officer and candidate for reelection at this shareholder meeting.

              Thomas D. Weldon                Director since 1992

   Thomas D. Weldon. Mr. Weldon, age 46, co-founded the Company and has served as a Director since our capitalization in May 1992. In June 1998, Mr. Weldon became Chairman of the Company. From May 1992 through March 1999, Mr. Weldon also served as Chief Executive Officer of the Company. In April 1999, he co-founded The Innovation Factory, a medical device venture, where he currently serves as Chairman. Mr. Weldon co-founded and was President, Chief Executive Officer and a Director of Novoste Puerto Rico Inc., a manufacturer of disposable cardiovascular medical devices, from 1987 to May 1992, prior to its sale. Previous responsibilities included management positions at Arthur Young & Company and Key Pharmaceuticals. Mr. Weldon received a B.S. in Industrial Engineering from Purdue University and an M.B.A. in Operations and Systems Management from Indiana University.

              Charles E. Larsen               Director since 1992

   Charles E. Larsen. Mr. Larsen, age 50, co-founded the Company and has served as a Director since our capitalization in May 1992. Currently, Mr. Larsen is a consultant to the Company and the Chief Executive Officer and a Director of the Innovation Factory, a medical device venture that he co-founded in 1999. As an employee of Novoste Corporation, he served as Chief Operating Officer from 1992 until 1997, and then as Senior Vice President and Chief Technical Officer until 1999. Mr. Larsen co-founded and was Vice President and Director of Novoste Puerto Rico, Inc. from 1987 to May 1992. From 1983 through 1987, Mr. Larsen was a manager of manufacturing engineering at Cordis Corporation. Mr. Larsen received a B.S. in Mechanical Engineering from New Jersey Institute of Technology.

                                    CLASS I
                     DIRECTORS WHOSE TERMS EXPIRE IN 2003

              J. Stephen Holmes               Director since 1992

   J. Stephen Holmes. Mr. Holmes, age 59, has served as a Director of the Company since October 1992. He became President of Weck Closure Systems, a medical device company, in February 1998. For two years prior thereto, Mr. Holmes was Executive Manager of Saber Endoscopy, LLC, a medical device company he formed in February 1996. From 1992 through 1995, Mr. Holmes was a private investor, having founded several start-ups from 1979 through 1991, including Adler Instrument Company, Inc., SOLOS Ophthalmology, Inc. and SOLOS Endoscopy, Inc., which he founded in 1982, 1988 and 1990, respectively, and in which he sold his interests in 1988, 1991 and 1991, respectively. Mr. Holmes received a B.S. in Marketing from the University of Evansville.

              Stephen I. Shapiro              Director since 1996

   Stephen I. Shapiro. Mr. Shapiro, age 57, has served as a Director of the Company since October 1996. Mr. Shapiro previously served as a Director of the Company from August 1995 until his resignation in March 1996. Since 1999, he has been employed with two venture capital firms, Advanced Technology Ventures and Galen Associates. Beginning in 1982, he was a Managing Principal of The Wilkerson Group, now integrated into IBM's healthcare consulting group with clients in the health care industry. From 1970 to 1982, Mr. Shapiro held a variety of technical management and strategic planning positions with Union Carbide Clinical Diagnostics and Becton Dickinson and Company. Mr. Shapiro received a B.S. degree in Chemical Engineering from the Massachusetts Institute of Technology and an M.S. degree in Chemical Engineering from the University of California at Berkeley.


              William E. Whitmer              Director since 1992

   William E. Whitmer. Mr. Whitmer, age 69, has served as a Director of the Company since October 1992. He was also a Director of Interland Inc., a Nasdaq-listed company, from March 2000 until the company's merger with Micron Electronics, Inc. Mr. Whitmer is a Certified Public Accountant and management consultant. From 1989 until 1992, he was a partner of Ernst & Young, having served as the Associate Managing Director of that firm's southern United States management consulting group. From 1968 through 1989, Mr. Whitmer was a partner of Arthur Young & Company, having served as the Managing Partner of its East and Southeast United States regions of the management consulting practice from 1975 through 1989. Mr. Whitmer received a B.A. in Economics from Denison University.

                                   CLASS II
                DIRECTORS NOMINATED FOR TERMS EXPIRING IN 2004

              William A. Hawkins              Director since 1998

   William A. Hawkins. Mr. Hawkins, age 46, was elected a Director of the Company in May 1998, and became President in June 1998 and Chief Executive Officer in April 1999. Mr. Hawkins resigned as President and Chief Executive Officer of Novoste, effective January 15, 2002. In February, 2002, Mr. Hawkins joined Medtronic, Inc. as Senior Vice President and President of its Vascular Division. From April 1997 to May 1998, Mr. Hawkins was a Corporate Vice President of American Home Products Corporation and President of its Sherwood Davis & Geck division. From October 1995 until April 1997, Mr. Hawkins was President of Ethicon Endo-Surgery, Inc., a medical device subsidiary of Johnson & Johnson. From January 1995 to October 1995, Mr. Hawkins served as Vice President in charge of United States operations of Guidant Corporation and President of Devices for Vascular Intervention, a medical device company and a subsidiary of Guidant. Prior to joining Guidant, Mr. Hawkins held several positions with IVAC Corporation, a medical device company, most recently serving as President and Chief Executive Officer from 1991 until 1995. Mr. Hawkins served on the Board of Directors of PharmaNectics, a Nasdaq-based company, Optimize, and the Innovation Factory. He is also a board member of the Georgia Biomedical Partnership. Mr. Hawkins holds a B.S. in Engineering and Biomedical Engineering from Duke University and an M.B.A. from the University of Virginia.

              Donald C. Harrison, M.D.        Director since 1998

   Donald C. Harrison, M.D. Dr. Harrison, age 66, was elected a Director of the Company in December 1998. He has been Professor of Medicine and Cardiology, University of Cincinnati, and Senior Vice President and Provost for Health Affairs, University of Cincinnati Medical Center, since 1986. Dr. Harrison has been a director of EP Technologies, Inc., InControl Inc. and SciMed Life Systems, Inc., and is a member of The Cardiology Advisory Panel of the Procter & Gamble Company. He is a past President of the American Heart Association and was Chief of Cardiology at Stanford University School of Medicine. Dr. Harrison holds an M.D. from University of Alabama School of Medicine and a B.S. in Chemistry from Birmingham Southern College. He is a member of the board of several start-up early stage companies including: Uterine Muscle Dysfunction
(UMD), Venturi, Inc., PI Medical, Enable, AtriAire, Medical Education and Consultation and heart stent.

             MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

  . Meetings of the Board of Directors: During 2001, there were six meetings of the Board of Directors. No director attended fewer than 75% of the aggregate number of meetings of the Board held during the period in 2001 in which he was a director and the total number of meetings held by all committees of the Board during the period in 2001 in which he served on such committees.

  . Committee Structure: The full Board considers all major decisions of the Company. At this time the Company has not yet established a policy with respect to the consideration of stockholder nominees to the Board of Directors. However, the Board has established the following two standing committees, each of which is composed entirely of outside directors, so that certain important areas can be addressed in more depth than may be possible in a full Board meeting:

       1. The Audit Committee (the "Audit Committee"), which was formed and became effective on March 29, 1996, is currently comprised of William
          E. Whitmer, Chairman, Donald C. Harrison and J. Stephen Holmes. The Audit Committee reviews the audit and financial procedures of the Company and recommends any changes with respect thereto to the Board of Directors. The Audit Committee met six times during 2001.

       2. The Stock Option and Compensation Committee, which was formed and became effective on March 29, 1996, is currently comprised of Donald
          C. Harrison, Chairman, and Stephen I. Shapiro. This Committee establishes compensation policies and approves compensation for the executive officers of the Company, as well as administers the Stock Option Plan. This Committee met seven times during 2001, which included one telephonic meeting. In addition, the Committee acted on one issue by unanimous written consent in lieu of a meeting.

                           COMPENSATION OF DIRECTORS

   Directors who are employees of Novoste do not receive additional compensation for serving on the Board or its committees. Non-employee directors are reimbursed their expenses and receive a fee of $2,000 per Board meeting attended. Such directors who are members of a committee of the Board of Directors receive a fee of $2,000 annually per committee in which such director is a member, regardless of the number of committee meetings attended by such director during the course of the year. In addition, as partial compensation for director services rendered in 2001, in September, 2001, the Board granted each of its non-employee directors a four-year incentive stock option to purchase 5,000 shares of our common stock at an exercise price of $6.65 per share. All of these options become exercisable one-fourth of the grant on the first anniversary of the grant and one-fourth on each one-year anniversary thereafter. Vesting of these options ceases on such date as the option holder ceases to serve as a director.

   During 2001, Stephen I. Shapiro received $20,000 for providing consulting services to Company Management relating to business development activities.

                       SECURITY OWNERSHIP OF MANAGEMENT

   The following table sets forth, as of the Record Date, information with respect to the beneficial ownership of the Common Stock by (i) each director and nominee for election as director, (ii) each executive officer named in the Summary Compensation Table under "Executive Compensation" on page 19 of this Proxy Statement and (iii) all executive officers and directors as a group:

                                                                                    Total
                                                                                  Beneficial
                             Name                               Shares   Options  Ownership  Percentage (1)
                             ----                               ------- --------- ---------- --------------
Thomas D. Weldon(2)(3)(4)...................................... 208,770    66,250   275,020        1.7%
Norman R. Weldon, Ph.D.(4)(5).................................. 290,571    18,750   309,321        1.9%
Charles E. Larsen.............................................. 311,161     8,750   319,911        2.0%
William A. Hawkins.............................................  32,776   635,000   667,776        3.9%
J. Stephen Holmes..............................................      --    18,750    18,750          *
William E. Whitmer.............................................   8,500    28,750    37,250          *
Stephen I. Shapiro.............................................   2,463    18,750    21,213          *
Donald C. Harrison, M.D........................................   1,000    26,250    27,250          *
Edwin B. Cordell, Jr...........................................   2,500    45,000    47,500          *
Robert N. Wood, Jr.............................................   1,018    51,250    52,268          *
Richard diMonda................................................      --    51,125    51,125          *
Michel Lussier.................................................      --    60,000    60,000          *
All executive officers and directors as a group (19 persons)(6) 782,200 1,221,000 2,003,200       11.4%

_________
(*)   Less than 1%.
(1) A person is deemed to be the beneficial owner of Common Stock that can be acquired within 60 days from April 22, 2002 upon the exercise of options, and that person's options are assumed to have been exercised (and the underlying shares of Common Stock outstanding) in determining such person's percentage ownership.
(2) Includes 2,500 shares held in trust for the benefit of Mr. Weldon's son and 2,500 shares held by Mr. Weldon as custodian for his nephew.
(3) Includes 49,668 shares held by Mr. Weldon's spouse.
(4) Includes 77,571 shares held by The Weldon Foundation, Inc., a Florida not-for-profit corporation in which Thomas D. Weldon and Norman R. Weldon are directors. Mr. Weldon and Dr. Weldon disclaim beneficial ownership of all shares held by The Weldon Foundation, Inc.
(5) Includes 14,250 shares held by Dr. Weldon's spouse but excludes all shares held by Dr. Weldon's adult children, none of whom reside with Dr. Weldon.
(6) See notes 1, 2, 3, 4 and 5 above. Also includes 1,012 shares of Common Stock and 192,375 shares of Common Stock that can be acquired within 60 days from April 22, 2002, upon exercise of options held by executive officers not named in the Summary Compensation Table.

                            STOCK PERFORMANCE GRAPH

   The following graph compares the five year performance of the Company's Common Stock, the Nasdaq Stock Market index for U.S. companies, and the JP Morgan Hambrecht & Quist Health Care-Excluding Biotechnology Index. The graph assumes the investment of $100 on December 31, 1996. The performance shown is not necessarily indicative of future performance.
                                    [CHART]

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                           AMONG NOVSTE CORPORATION,
                      THE NASDAQ STOCK MARKET (U.S.)INDEX
        AND THE JP MORGAN H & Q HEALTHCARE-EXCLUDING BIOTECHNOLOGY INDEX

         NOVOSTE     NASDAQ STOCK   JP MORGAN H & Q HEALTHCARE-
       CORPORATION   MARKET (U.S.)    EXCLUDING BIOTECHNOLOGY
       -----------   -------------  ---------------------------
12/96   $100.00         $100.00              $100.00
3/97     113.21           94.57                94.99
6/97     123.58          111.90               113.72
9/97     125.47          130.82               119.19
12/97    169.81          122.48               119.17
3/98     195.75          143.34               135.51
6/98     166.51          147.28               138.06
9/98      97.17          132.89               121.87
12/98    214.15          172.68               144.80
3/99     181.13          193.65               137.96
6/99     158.49          211.83               141.57
9/99     134.67          271.11               122.29
12/99    124.53          320.89               126.51
3/00     301.89          360.25               134.25
6/00     460.38          313.24               163.05
9/00     320.75          288.25               181.11
12/00    207.55          193.01               197.91
3/01     132.55          144.08               177.68
6/01     192.45          169.81               190.38
9/01      44.75          117.81               190.74
12/01     65.96          153.15               195.23

* $100 Invested on 12/21/96 in stock or index-including reinvestment of dividends.
Fiscal year ending December 31.

                            AUDIT COMMITTEE REPORT

   The Audit Committee of the Company's Board of Directors is composed of the following nonemployee directors: William E. Whitmer, the Audit Committee Chairman, J. Stephen Holmes, and Donald C. Harrison. The Board has made a determination that all of the members of the Audit Committee are independent for purposes of the Nasdaq listing requirements. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee recommends to the Board of Directors, subject to shareholder ratification, the appointment of the Company's independent accountants.

   Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on the Company's financial statements. The Audit Committee's responsibility is to monitor and oversee these processes.

   In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

   The Company's independent accountants also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants the accounting firm's independence. The Committee also considered whether non-audit services provided by the independent accountants during the last fiscal year were compatible with maintaining the independent accountants' independence.

   Based upon the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual report on Form 10-K for the fiscal year ended December 31, 2001 filed with the Securities and Exchange Commission.

Dated: April 25, 2002

                        Members of the Audit Committee

                        William E. Whitmer, Chairman
                        J. Stephen Holmes
                        Donald C. Harrison

                EXECUTIVE COMPENSATION: REPORT OF STOCK OPTION
                       AND COMPENSATION COMMITTEE

   The Committee, comprised of two non-employee directors, is responsible for the administration of the Company's compensation programs. These programs include base salary for executive officers and both annual and long-term incentive compensation programs. The Company's compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to the Company's performance and shareholder return.

Compensation Philosophy

   The primary goal of the Company is to align compensation with the Company's business objectives and performance. The Company's aim is to attract, retain and reward executive officers and other key employees who contribute to the long-term shareholder value. To establish the relationship between executive compensation and the creation of shareholder value, the Committee has adopted a total compensation package comprised of base salary, bonus, deferred compensation and stock option awards. Key elements of the compensation philosophy are:

  . The Company pays competitively relative to leading medical device companies with which the Company competes for talent.

  . The Company maintains annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

  . The Company makes available a deferred income plan for executives which provides both life insurance benefits and a means, with a Company match, of deferring and investing up to ten percent of the executives compensation.

  . The Company provides significant equity-based incentives for executives and other key employees to ensure that individuals are motivated over the long term to respond to the Company's business challenges and opportunities as owners and not just as employees.

Compensation Program

   The Company's executive compensation program has four major components, all of which are intended to attract, retain and motivate executive officers consistent with the philosophy set forth above. The Committee considers these components of compensation individually, as well as collectively, in determining total compensation for executive officers.

   Base salary. Each year the committee establishes base salaries for individual executive officers based upon (i) industry and peer group surveys,
(ii) responsibilities, scope and complexity of each position, and
(iii) performance judgments as to each individual's past and expected future contributions.

   The Committee reviews with the Chief Executive Officer and approves, with appropriate modifications, an annual base salary plan for the Company's executive officers other than the Chief Executive Officer. The Committee reviews and fixes the base salary of the Chief Executive Officer based on similar competitive compensation data and the Committee's assessment of his past performance and its expectations as to his future contributions in leading the Company.

   Annual cash (short-term) incentives. The Company has a discretionary, annual cash incentive plan to provide a direct linkage between individual pay and accomplishing key annual corporate objectives.

   Target annual bonus awards are established for executive officers based upon peer group surveys and range from 25% to 50 % of salary. Each officer who served in an executive capacity during and at the end of 2001, including the Chief Executive Officer, received a bonus for such service up to an amount of 50% of base salary. The bonus award to the Chief Executive Officer for 2001 was approximately 67% of his base salary. In establishing the bonus amounts for 2001, focusing particularly on achievement of revenue and earnings goals for the year, improvement of product quality, achievement of product introduction and site start-up goals, certain clinical trial objectives and the improvement of team work within the management organization. The bonus plan provided for overachievement of the goals established and as a result of superior Company performance during 2001, each executive officer's 2001 bonus equaled 167.5% of their potential bonus.

   Deferred Income Plan. The Company is providing the availability of a deferred income plan for executives. The Plan permits executives to contribute up to 10% of their pretax earnings with a Novoste match of 100% of the executive's contribution, plus an advance equal to the income taxes owed on the contribution and the executive's match, calculated at a 40% tax rate. Upon contribution to the Plan, the executive is issued a variable life insurance policy, a portion of the value of which is assigned to the Company in exchange for the Company's contributions. All of the contributions made by the executive and the Company will be invested at the executive's direction in various accounts available in the policy.

   In the event of a termination of the executive's employment or a decision by the executive to terminate his participation under the deferred income plan, the executive may maintain the insurance policy by making premium payments directly to the insurance company. Upon such a termination the Company will recover the Company premiums it has paid from the cash value of the insurance policy, unless the executive elects to pay the Company from other funds personally under his control. After the Company is paid back for the contributions made, the assignment of the value of the policy to the Company will terminate. Thereafter, the policy, with remaining cash and investment value and the insurance benefit becomes the sole property of the executive and the executive may take cash distributions from the policy using cash value withdrawals or policy loans, may leave the value in the plan to further accumulate, or may surrender the policy. A surrender of the policy will cause taxation of all investment gains in the policy.

   Equity-based incentive compensation. The Company's primary long-term incentive program consists of its employee stock option plan. This stock option plan generally utilizes a four-year vesting period (although some stock options granted to key executives contain performance-based criteria or accelerated vesting features) to encourage key executives to continue in the employ of the Company. Through stock option grants, executives receive significant equity incentives to build long-term shareholder value. With respect to stock options, the exercise price of such options granted under this stock option plan is 100% of the fair market value of the underlying stock on the date of grant. Employees receive value from these grants only if the Common Stock appreciates over the long term.

   In 2001 the Committee granted stock options to all executive officers. In reaching its decisions, the Committee relied on its experience, the information gained in the hiring process for such officers, and the value of the officers' previously issued stock options.

   The Committee also grants restricted stock awards to key executives. The restricted stock awards often contain a four-year vesting period similar in nature to the four-year vesting period for stock options. These stock awards are intended to provide the same equity incentives as stock options but with the added benefit of not requiring payment of an exercise price prior to ownership of the underlying stock. In 2001, the Committee granted a restricted stock award to one executive officer.

Compliance with Internal Revenue Code Section 162(m)

   The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code, as amended (the "Code"), adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the named executive officers, unless compensation is performance-based. Since the targeted cash compensation of each of the named executive officers is well below the $1 million threshold and the Committee believes that any options granted under the Company's stock option plans will meet the requirements of being performance-based under the transitional provisions provided in the regulations under Section 162(m), the Committee believes that Section 162(m) will not reduce the tax deduction available to the Company. The Company's policy is to qualify to the extent reasonable its executive officers' compensation for deductibility under applicable tax laws.

Dated: April 25, 2002

                        Respectfully submitted,

                        The Stock Option and Compensation Committee

                        Donald C. Harrison, M.D., Chairman
                        Stephen I. Shapiro

                            EXECUTIVE COMPENSATION

   The following table sets forth a summary of the compensation paid or accrued by us during 1999, 2000 and 2001 to (1) our Chief Executive Officer and (2) the four other most highly compensated executive officers who were serving as executive officers at the end of 2001 and whose compensation during 2001 exceeded $100,000:

                          Summary Compensation Table

                                      Annual Compensation                 Long-Term Compensation
                                 ---------------------------    ----------------------------------------
                                                                               Common
                                                                Restricted      Stock
                                                   Other Annual   Stock      Underlying      All Other
Name And Principal Position Year  Salary   Bonus   Compensation   Awards     Options (1) Compensation(3)(6)
--------------------------- ---- -------- -------- ------------ ----------   ----------- ------------------
  William A. Hawkins....... 2001 $378,277 $367,625        --           --      225,000        $46,835
   President and CEO        2000  307,010  112,350    3,5000           --       50,000
                            1999  287,500   72,000               $518,750(2)    25,000          2,769
  Thomas D. Weldon(7)...... 2001 $ 25,000       --        --           --       55,000             --
   Chairman and CEO         2000  144,500       --        --           --       40,000             --
                            1999  193,769   46,505        --           --           --             --
  Robert N. Wood, Jr....... 2001 $196,830 $100,500        --           --       65,000        $22,810
   VP-Global Sales          2000   87,500   67,429        --           --       70,000             --
                            1999       --       --        --           --           --             --
  Edwin B. Cordell, Jr..... 2001 $184,327 $ 94,972        --           --       55,000        $24,650
   VP-Finance and CFO       2000  117,692   31,500        --     $ 61,500       65,000          1,800
                            1999       --       --        --           --           --             --
  Michel Lussier........... 2001 $198,660 $ 99,827        --           --           --             --
   VP-European              2000  134,155   33,496    25,000            0                       8,607(5)
   Operations               1999  139,493   43,248    31,341(4)         0       10,000         11,957(5)
  Richard diMonda.......... 2001 $157,702 $ 81,124        --           --       46,000        $20,691
   VP-Scientific Affairs    2000  143,938   40,425        --           --       18,500          2,357
   and Strategic            1999  109,545   25,000        --           --       10,000          2,024
   Development

--------
(1) See "Stock Options" below for the exercise price and vesting terms of the options granted.
(2) Consists of 25,000 restricted shares, with the value based upon the $20.75 per share closing sales price of our Common Stock on July 1, 1999. These shares contain restrictions which lapse at the annual rate of 8,333 shares, commencing July 1, 2000.
(3) Consists of employer contributions to the Defined Contribution 401(k) Plan.
(4) Consists of payments made to the Belgian social security system and a private pension plan.
(5) Consists of an automobile allowance.
(6) Consists of employer contributions to the Deferred Compensation Plan in 2001.
(7) Mr. Weldon was appointed to replace Mr. Hawkins as CEO after Mr. Hawkins' resignation in December, 2001.

Stock Options

   The following table sets forth certain information concerning options granted in 2001 to executive officers named in the Summary Compensation Table:

                             Option Grants In 2001

                                 % of Total                      Potential Realizable Value at
                      Number of   Options                        Assumed Annual Rates of Stock
                      Securities Granted to                      Price Appreciation for Option
                      Underlying Employees  Exercise                        Term(2)
                       Options   in Fiscal  Price Per Expiration -----------------------------
Name                  Granted(1)    Year      Share      Date         5%             10%
----                  ---------- ---------- --------- ----------  -----------   -------------
William A. Hawkins...   25,000       1.8    $14.7095   4/12/2011 $231,268.14   $  586,078.87
                       175,000     12.41    $ 6.6500   9/19/2011 $731,876.12   $1,854,717.79
                        25,000       1.8    $14.7095   4/12/2011 $569,691.36   $1,124,961.29
Thomas D. Weldon.....   15,000      1.06    $ 6.6500   9/19/2011 $ 62,732.24   $  158,975.81
                        40,000      2.84    $ 7.6300  12/24/2011 $191,938.64   $  486,410.20

Michel Lussier.......        0         0    $ 0.0000             $      0.00   $        0.00

Robert N. Wood, Jr...   20,000      1.42    $14.7095   6/14/2011 $455,753.09   $  899,969.03
                        45,000       3.2    $ 6.6500   9/19/2011 $188,196.72   $  476,927.43

Edwin B. Cordell, Jr.   10,000      0.71    $14.7095   6/14/2011 $227,876.54   $  449,984.51
                        45,000       3.2    $ 6.6500   9/19/2011 $188,196.72   $  476,927.43

Richard diMonda......    1,000      0.07    $14.7095   6/14/2011 $ 22,787.65   $   44,998.45
                        45,000       3.2    $ 6.6500   9/19/2011 $188,196.72   $  476,927.43

--------
(1) All options become fully exercisable upon a Change of Control (as defined in our stock option plan covering employees). Each grant consists of ten-year options granted under the stock option plan covering employees, exercisable cumulatively at the annual rate of one quarter of the number of underlying shares, generally commencing one year from the date of grant.
(2) Amounts reported in this column represent hypothetical values that may be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation of the Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission. Actual gains, if any, in option exercises are dependent on the time of such exercise and the future performance of the Common Stock.

Option Exercises and Holdings

   The following table sets forth certain information concerning the number and value realized of options exercised during 2001, and the number and value of unexercised options held as at December 31, 2001, by the individuals named in the Summary Compensation Table.

                Aggregated Option Exercises in 2001 and Option
                          Values at December 31, 2001

                                          Number of Unexercised   Value of Unexercised In-
                       Shares                  Options at           the-Money Options at
                      Acquired              December 31, 2001      December 31, 2001 ( 1)
                         on     Value   ------------------------- -------------------------
Name                  Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
----                  -------- -------- ----------- ------------- ----------- -------------
William A. Hawkins...                     413,750      321,250     $ 77,000     $231,000
Thomas D. Weldon.....    --          --    36,250       58,750     $ 22,200     $ 35,400
Michael Lussier......          $126,580    45,000       55,000     $      0     $      0
Robert N. Wood, Jr...    --          --    33,750      101,250     $ 19,800     $ 59,400
Edwin B. Cordell, Jr.    --          --    30,000       90,000     $ 19,800     $ 59,400
Richard diMonda......                      40,875       64,625     $ 19,800     $ 59,400

--------
(1) Based on the closing sale price of the Common Stock as of December 31, 2001 ($8.74 per share) minus the applicable exercise price.

Executive Termination Agreements

   In 2001, the Company entered into termination agreements (the "Agreements") with each of the Executive Officers of the Company which provided for benefits in the event of a termination of the Executive Officer after a change in control of the company. The Agreements were for an initial term which extended from the date of execution of the Agreements through December 31, 2001 and thereafter, automatically renewed for one-year terms, unless notice of termination of the Agreement is given 12 months prior to the Agreement termination date. Upon a change in control of the Company and the subsequent termination of the Executive, the Executive will be paid two times his or her annualized compensation, which is calculated as the average of the Executive's annual compensation for the five most recent taxable years ending before the change in control. The Agreement does not prevent the Executive's termination for cause, either before or after a change in control.

Severance Agreement With Chief Executive Officer

   William A. Hawkins, the former Chief Executive Officer of Novoste Corporation, tendered his resignation as President and Chief Executive Officer on December 4, 2001. In recognition of Mr. Hawkins exemplary service to the Company and its shareholders, the Board of Directors through the Stock Option and Compensation Committee approved certain severance arrangements with and for Mr. Hawkins. Mr. Hawkins was paid the sum of One Hundred Thirty-Three Thousand One Hundred Twenty-Five ($133,125.00) Dollars as an additional 2001 performance bonus, the payment being made on the effective date of his resignation. In addition, the Committee accelerated the vesting of certain stock options which had been granted to Mr. Hawkins during the period of his employment as President and Chief Executive Officer and which were not vested on the effective date of his resignation. Additionally, the period of time in which he had the right to exercise the options so accelerated was extended for the full ten (10) year term of each option grant so accelerated, eliminating the original option grant requirement for exercise of the option forty-five (45) days after the grantee's termination of employment. Pursuant to these severance awards, One Hundred Thirty-One Thousand Two Hundred Fifty (131,250) shares of unvested options from a 2001 grant were accelerated, Twelve Thousand Five Hundred (12,500) shares of a 1999 grant were accelerated and Thirty Thousand (30,000) shares of a 1998 grant were accelerated. All of the options available, including those previously vested and the accelerated vested shares were made available for Mr. Hawkins' exercise for the full ten (10) year term of the original grant.

                    SECTION 16 PROXY STATEMENT DISCLOSURES

   Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that officers, directors and holders of more than 10% of the common Stock (collectively, "Reporting Persons") file reports of their trading in Company equity securities with the Securities and Exchange Commission. Based on a review of Section 16 forms filed by the reporting persons during the last fiscal year, the Company believes that all Reporting Persons complied with all applicable Section 16 filing requirements for Form 4 filings during the year except for Pieter J. Schiller who filed his June, 2001 Form 4 sixteen days late. Mr. Schiller disclosed one transaction on the filing. All of the Reporting Persons also complied with all applicable Section 16 filing requirements relating to Form 3 filings, except for Robert P. Walsh, whose Form 3 filing was filed seventeen (17) days late. All of the Executive Officer and Director Form 5's for 2001 were filed twelve (12) days late with William E. Whitmer, Norman R. Weldon, Susan P. Smith, Stephen I. Shapiro, Douglas B. Schumer, Charles E. Larsen, Cheryl R. Johnson, J. Stephen Holmes and Donald Harrison each disclosing one (1) transaction; and Robert N. Wood, Thomas D. Weldon, Donald J. Webber, Robert P. Walsh, Adam G. Lowe, Daniel G. Hall, Richard J. diMonda and Edwin B. Cordell, Jr., each disclosing two (2) transactions; David C. Field disclosing three (3) transactions; and William A. Hawkins disclosing four (4) transactions.

                                                                EXHIBIT A

                              NOVOSTE CORPORATION
                               2001 STOCK PLAN,
                                  AS AMENDED

Section 1.  Purpose.

   The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors and non-employee directors capable of contributing to the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company's business and to afford such persons an opportunity to acquire a proprietary interest in the Company.

Section 2.  Definitions.

   As used in the Plan, the following terms shall have the meanings set forth below:

   (a) "Affiliate" shall mean (i) any person or entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and
(ii) any person or entity in which the Company has a significant equity interest, in each case as determined by the Committee.

   (b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Other Stock Grant or Other Stock-Based Award granted under the Plan.

   (c) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

   (d) "Board" shall mean the Board of Directors of the Company.

   (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

   (f) "Committee" shall mean a committee of Directors designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a "Non- Employee Director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m) of the Code. The Company expects to have the Plan administered in accordance with the requirements for the award of "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

   (g) "Company" shall mean Novoste Corporation, a Florida corporation, and any successor corporation.

   (h) "Director" shall mean a member of the Board.

   (i) "Eligible Person" shall mean any employee, officer, consultant, independent contractor or Director providing services to the Company or any Affiliate whom the Committee determines to be an Eligible Person.

   (j) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares as of a given date shall be, if the Shares are then quoted on the

Nasdaq Stock Market/sm/, the closing sales price on the immediately preceding trading date as reported on the Nasdaq Stock Market/sm/; provided, however, that if no closing sale price shall have been made within ten business days preceding such relevant date, or if deemed appropriate by the Committee for any reason, the Fair Market Value of such Shares shall be determined by the Committee. In no event shall the Fair Market Value of any Share be less than its par value.

   (k) "Incentive Stock Option" shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

   (l) "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

   (m) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option, and shall include Reload Options.

   (n) "Other Stock Grant" shall mean any right granted under Section 6(e) of the Plan.

   (o) "Other Stock-Based Award" shall mean any right granted under Section(f) of the Plan.

   (p) "Participant" shall mean an Eligible Person designated to be granted an Award under the Plan.

   (q) "Performance Award" shall mean any right granted under Section 6(d) of the Plan.

   (r) "Person" shall mean any individual, corporation, partnership, association or trust.

   (s) "Plan" shall mean the Novoste Corporation 2001 Stock Plan, as amended from time to time, the provisions of which are set forth herein.

   (t) "Reload Option" shall mean any Option granted under Section 6(a)(iv) of the Plan.

   (u) "Restricted Stock" shall mean any Shares granted under Section 6(c) of the Plan.

   (v) "Restricted Stock Unit" shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

   (w) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

   (x) "Shares" shall mean shares of Common Stock, $.01 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

   (y) "Stock Appreciation Right" shall mean any right granted under Section 6(b) of the Plan.

Section 3.  Administration.

   (a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock, Restricted Stock

Units or other Awards; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, promissory notes, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

   (b) Delegation. The Committee may delegate its powers and duties under the Plan to one or more Directors or a committee of Directors, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion.

   (c) Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

Section 4.  Shares Available for Awards.

   (a) Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be 1,750,000* and shall be subject to adjustment as provided herein and subject to the provisions of Section 422 or 424 of the Code or any successor provision. A maximum of 10% of the total number of Shares authorized shall be available for Awards other than options. Shares to be issued under the Plan may be either authorized but unissued Shares or Shares acquired in the open market or otherwise. Any Shares that are used by a Participant as full or partial payment to the Company of the purchase price relating to an Award, or in connection with the satisfaction of tax obligations relating to an Award, shall again be available for granting Awards (other than Incentive Stock Options) under the Plan. In addition, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan.

   (b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

   (c) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, issuance of warrants or other rights to purchase Shares or other securities of the Company to all holders of common stock pro rata whether as a dividend or otherwise or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other
--------
* The aggregate of 1,750,000 shares is contingent upon shareholder approval of the proposed amendment of the Stock Plan.

property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

   (d) Award Limitations Under the Plan. No Eligible Person may be granted any Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, for more than 400,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any calendar year. The foregoing annual limitation specifically includes the grant of any Award or Awards representing "qualified performance-based compensation" within them meaning of Section 162(m) of the Code.

Section 5.  Eligibility.

   Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6. Awards.

   (a) Options. The Committee is hereby authorized to grant Options to participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

      (i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee, in its discretion; provided, however, that such purchase price shall be the Fair Market Value of a Share on the date of grant of such Option.

      (ii) Option Term. The term of each Option shall be fixed by the Committee.

      (iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made; provided however, no Shares may be surrendered in payment of the exercise price if originally issued to the Participant upon exercise of an option within six months of the date of the current exercise.

      (iv) Reload Options. The Committee may grant Reload Options, separately or together with another Option, pursuant to which, subject to the terms and conditions established by the Committee, the Participant would be granted a new Option when the payment of the exercise price of a previously granted option is made by the delivery of Shares owned by the Participant pursuant to Section 6(a)(iii) of the Plan or the relevant provisions of another plan of the Company, and/or when Shares are tendered or withheld as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of an Option, which new Option would be an Option to purchase the number of Shares not exceeding the sum of (A) the number of Shares so provided as consideration upon the exercise of the previously granted option to which such Reload Option relates and (B) the number of Shares, if any, tendered or withheld as payment of the amount to be withheld under applicable tax laws in connection with the exercise of the option to which such Reload Option relates pursuant to the relevant provisions of the plan or agreement relating to such option. Reload Options may be granted with respect to Options previously granted under the Plan or any other stock option plan of the Company or may be granted in connection with any Option granted under the Plan or any other stock option plan of the Company at the time of such grant. Such Reload Options shall have a per share exercise price as determined by the Committee in the grant of such Option. Any Reload Option shall be subject to availability of sufficient Shares for grant under the Plan.

   (b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, in the grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

   (c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

      (i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, a waiver by the Participant of the right to vote or to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

      (ii) Stock Certificates. Any Restricted Stock granted under the Plan shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted.

      (iii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holders of the Restricted Stock Units.

   (d) Performance Awards. The Committee is hereby authorized to grant Performance Awards to Participants subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

   (e) Other Stock Grants. The Committee is hereby authorized, subject to the terms of the Plan and any applicable Award Agreement, to grant to Participants Shares without restrictions thereon as are deemed by the Committee to be consistent with the purpose of the Plan.

   (f) Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants subject to the terms of the Plan and any applicable Award Agreement, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. Shares or other securities delivered pursuant to a purchase right granted under this
Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), as the Committee shall determine in connection with such Award.

   (g) General.

      (i) No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

      (ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

      (iii) Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), and may be made in a single pay mentor transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents with respect to installment or deferred payments.

      (iv) Limits on Transfer of Awards. No Award (other than Other Stock Grants) and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, (a) transfer Awards (other than Incentive Stock Options) to family members by gift, (b) transfer any Award by domestic order to a family member or (c) designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant. Each Award or right under any Award shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

      (v) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

      (vi) Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be affixed to reflect such restrictions. If any securities of the Company are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

Section 7.  Amendment and Termination; Adjustments.

   (a) Amendments to the Plan. The Committee may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

      (i) would violate the rules or regulations of the Nasdaq Stock Market/sm/ or any securities exchange that are applicable to the Company; or

      (ii) would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.

      (iii) decrease the grant or exercise price of any Option to less than Fair Market Value on the date of the grant; or

      (iv) increase the total number of shares of Common Stock that may be issued under the Plan.

   (b) Amendments to Awards. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided herein or in the Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof.

   (c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8.  Income Tax Withholding; Tax Bonuses.

   (a) Withholding. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

   (b) Tax Bonuses. The Committee, in its discretion, shall have the authority, at the time of grant of any Award under this Plan or at any time thereafter, to approve cash bonuses to designated Participants to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) Awards in order to provide funds to pay all or a portion of federal and state taxes due as a result of such exercise or receipt (or the lapse of such restrictions). The Committee shall have full authority in its discretion to determine the amount of any such tax bonus.

Section 9.  General Provisions.

   (a) No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

   (b) Award Agreements. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

   (c) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

   (d) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

   (e) Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Florida.

   (f) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdictionor Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

   (g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

   (h) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

   (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10.  Effective Date of the Plan.

   The Plan shall be effective as of April 12, 2001, subject to approval by the shareholders of the Company within one year thereafter.

Section 11.  Term of the Plan.

   No Award shall be granted under the Plan after April 12, 2011 or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date.

                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                               NOVOSTE CORPORATION

                                  June 12, 2002


                             "Please Detach and Mail

                            "Please mark your votes"

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MATTERS (1), (2), (3) and (4)
                LISTED BELOW, TO COME BEFORE THE ANNUAL MEETING.


                           FOR      WITHHELD                                                     FOR      AGAINST    ABSTAIN
(1) Election of three (3)                           (2) To approve an amendment (the "Stock
    Class  III Directors                                Plan Amendment") to the Novoste
    To serve until the                                  Corporation 2001 Stock Plan (the
    2005 Annual Meeting                                 "Stock Plan") to increase the number
    of Shareholders                                     of shares of Common Stock reserved
                                                        for issuance  thereunder by 500,000
    Nominees: Class III                                 shares to 1,750,000 shares.
    Norman R. Weldon, Ph.D.
    Thomas D. Weldon
    Charles E. Larsen                               (3) Ratification of the reappointment of
                                                        Ernst & Young L.L.P. as our
                                                        independent auditors for fiscal year
                                                        2002.

                                                    (4) Upon any and all such other business
                                                        as may properly come before the
                                                        Annual Meeting or any adjournment or
                                                        postponement thereof.


                                                        This Proxy, which is solicited on behalf of the Board of Directors, will be voted FOR the matters described in paragraphs (1), (2), (3) and (4) above unless the shareholder specifies otherwise, in which case it will be voted as specified.


SIGNATURE(S):_________________________________________   _________________________________________   DATE:____________________, 2002

NOTE: Executors, Administrators, Trustees, etc. should give full title

                                      PROXY

                               NOVOSTE CORPORATION

        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas D. Weldon, proxy, with the power of substitution, to vote the shares of the undersigned at the Annual Meeting of Shareholders of Novoste Corporation on June 12, 2002, and any adjournments and postponements thereof, upon all matters as may properly come before the Annual Meeting. Without otherwise limiting the foregoing general authorization, the proxy is instructed to vote as indicated herein.

               Please complete, date and sign on the reverse side
                       and mail in the enclosed envelope.